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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                                 (Amended)


                          Current Report Pursuant
                       to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


                     Date of Report:     March 1, 2000
                                        --------------

                           CUSTOMER SPORTS, INC.
                          -----------------------
           (Exact Name of Registrant as Specified in its Charter)


                                    UTAH
                                   ------
               (State or Other Jurisdiction of Incorporation)


     0-5304                                                87-0282745
   ---------                                              ------------
(Commission File Number)               (IRS Employer Identification Number)


     1023 Reliance Way Del Mar, California                       92014
     ----------------------------------------                   ---------
     (Address of Principal Executive Offices)                   (Zip Code)

                               (619) 481-2400
                              ---------------
            (Registrant's Telephone Number, Including Area Code)

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The Registrant, CUSTOMER SPORTS, INC., hereby files this report, to amend and clarify statements contained in its filing of November 1, 1999.

The November 1, 1999 report was not filed to fulfill the requirements contained in Item 2 of the General Instructions, "Acquisition or Disposition of Assets".

The report was filed to record a material event for the Registrant.

On August 5, 1999, Registrant sold to Citadel Capital Management Corp., of Los Angeles, California, minority interests in two wholly owned subsidiaries of the Registrant. Citadel agreed to purchase a 16% interest in BIGTOPGOLF.com, a subsidiary of Registrant for $240,000 of convertible debt of the subsidiary. In addition, Citadel agreed to assist with access to a line of credit of up to $1,000,000 controlled by Citadel for purchases of distress merchandise and new products. BIGTOPGOLF.com, is membership-based buyer club that obtains members from tent shows it conducts and from the Internet.

In addition, Citadel agreed to purchase a 25% interest in Community Golf Centers, another subsidiary of Registrant for $250,000 of convertible debt of the subsidiary.

As part of the BIGTOPGOLF.com, transaction, Citadel received 1,200,000 shares of Customer Sport's common stock and options for 800,000 additional shares at a price of $0.15 for three years from the date of funding.

As part of the Community Golf Centers transaction, Citadel was to receive 1,2000,000 shares of common stock of Customer Sports, and options for 800,000 additional shares at a price of $0.15 for three years from the date of funding.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             CUSTOMER SPORTS, INC.
                                             (Registrant)

Date            March 14, 2000               by: /S/ Edmund J. Irvine, Jr.
                ---------------             ------------------------------
                                             Edmund J. Irvine, Jr.
                                             President

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